EXHIBIT 22.1

The following entities are included in the obligated group, as defined in the Quarterly Report on Form 10-Q of Cleveland-Cliffs Inc. to which this document is being filed as an exhibit, including Cleveland-Cliffs Inc., as the parent and issuer, and the subsidiary guarantors that have guaranteed the obligations under the 4.875% 2024 Senior Secured Notes, the 5.75% 2025 Senior Notes, the 6.375% 2025 Senior Notes, the 6.75% 2026 Senior Secured Notes, the 5.875% 2027 Senior Notes, the 7.00% 2027 Senior Notes and the 9.875% 2025 Senior Secured Notes issued by Cleveland-Cliffs Inc.

Exact Name of Issuer or Guarantor Subsidiary (1)	Reported as Issuer or Guarantor Subsidiary	State of Incorporation or Organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number
Cleveland-Cliffs Inc.	Issuer	Ohio	1000	34-1464672
AH Management, Inc.	(3)	Delaware	3312	51-0390893
AKS Investments, Inc.	(3)	Ohio	3312	31-1283531
AK Steel Corporation	(3)	Delaware	3312	31-1267098
AK Steel Holding Corporation	(3)	Delaware	3312	31-1401455
AK Steel Properties, Inc.	(3)	Delaware	3312	51-0390894
AK Tube LLC	(3)	Delaware	3312	31-1283531
Cannon Automotive Solutions - Bowling Green, Inc.	(3)	Delaware	3312	26-0766559
Cliffs Mining Company	(2)	Delaware	1000	34-1120353
Cliffs Minnesota Mining Company	(2)	Delaware	1000	42-1609117
Cliffs TIOP Holding, LLC	(2)	Delaware	1000	47-2182060
Cliffs TIOP, Inc.	(2)	Michigan	1000	34-1371049
Cliffs TIOP II, LLC	(2)	Delaware	1000	61-1857848
Cliffs UTAC Holding LLC	(2)	Delaware	1000	26-2895214
Fleetwood Metal Industries, LLC	(3)	Delaware	3312	98-0508950
IronUnits LLC	(2)	Delaware	1000	34-1920747
Lake Superior & Ishpeming Railroad Company	(2)	Michigan	1000	38-6005761
Metallics Sales Company	(3)	Delaware	1000	84-2076079
Mountain State Carbon, LLC	(3)	Delaware	3312	31-1267098
Northshore Mining Company	(2)	Delaware	1000	84-1116857
PPHC Holdings, LLC	(3)	Delaware	3312	31-1283531
Precision Partners Holding Company	(3)	Delaware	3312	22-3639336
Silver Bay Power Company	(2)	Delaware	1000	84-1126359
SNA Carbon, LLC	(3)	Delaware	3312	31-1267098
The Cleveland-Cliffs Iron Company	(2)	Ohio	1000	34-0677332
Tilden Mining Company L.C.	(2)	Michigan	1000	34-1804848
United Taconite LLC	(2)	Delaware	1000	42-1609118

(1) The address and phone number of each issuer and guarantor subsidiary is c/o Cleveland-Cliffs Inc., 200 Public Square, Suite 3300, Cleveland, Ohio 44114, (216) 694-5700.
(2) The entity is included as a guarantor subsidiary as of June 30, 2020 and December 31, 2019.
(3) The entity is included as a guarantor subsidiary as of June 30, 2020.